Exhibit 10.31

OSMOTICA PHARMACEUTICALS PLC

2018 ANNUAL CASH INCENTIVE PLAN

1.                                      DEFINED TERMS

The following terms, when used in the Plan (as defined below), have the meanings and are subject to the provisions set forth below:

(a)                                 “Award”:  An award opportunity that is granted to a Participant with respect to a Performance Period.  An Award may be expressed as a percentage of the Participant’s base salary or as a fixed dollar amount.

(b)                                 “Board”:  The Board of Directors of the Company.

(c)                                  “Code”:  The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

(d)                                 “Company”:  Osmotica Pharmaceuticals plc, a public limited company registered under the Irish Companies Act 2014.

(e)                                  “Participant”:  A person granted an Award under the Plan.

(f)                                   “Performance Criteria”:  Specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, vesting or full enjoyment of an Award.  A Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result or avoidance of loss and may be applied to the Participant individually, or to a business unit or division or the Company as a whole and may relate to any or any combination of the following (measured either absolutely or by reference to an index or indices or the performance of one or more companies and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; prescription volume or trends; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or strategic business criteria, consisting of one or more objectives based on: meeting specified market penetration or value added, product development or introduction (including, without limitation, any clinical trial accomplishments, regulatory or other filings or approvals, or other product development milestones), geographic business expansion, cost targets, cost reductions or savings, customer satisfaction, operating efficiency, acquisition or retention, employee satisfaction, information technology, corporate development (including, without limitation, licenses, innovation, research or establishment of third-party collaborations), manufacturing or process development, legal compliance or risk reduction, or patent application or issuance goals.  The Administrator may provide that one or more of the Performance Criteria applicable to such Award will be adjusted to reflect events

(including, but not limited to, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of tax or accounting changes, each as defined by U.S. generally accepted accounting principles) occurring during the Performance Period that affect the applicable Performance Criterion or Criteria.

(g)                                 “Performance Period”:  A specified performance period, consisting of the Company’s fiscal year or such other period as the Administrator may determine.

(h)                                 “Plan”:  The Osmotica Pharmaceuticals plc 2018 Annual Cash Incentive Plan, as from time to time amended and in effect.

2.                                      PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant of Awards to executive officers and key employees of the Company and its subsidiaries.  The Plan is designed to motivate eligible employees to achieve important short-term business and/or individual goals and reward their contributions to the overall success of the Company and its subsidiaries.  The Plan aims to promote shareholder value creation by ensuring strong alignment between Company performance and the associated Participant payouts.

3.                                      ADMINISTRATION

The Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) (referred to herein as the “Administrator”) and its delegates.  The Compensation Committee may delegate to other persons such duties, powers and responsibilities as it deems appropriate.  To the extent of any such delegation, references herein to the “Administrator” shall be deemed to refer to the person or persons to whom such authority has been delegated.  The Administrator shall have discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures relating to the Plan and Awards; and otherwise do all things necessary or desirable to carry out the purposes of the Plan.  Determinations of the Administrator made under the Plan are conclusive and bind all persons.

4.                                      ELIGIBILITY; PARTICIPANTS

Executive officers and key employees of the Company and its subsidiaries are eligible to participate in the Plan.  The Administrator will select, from among those eligible, the persons who will from time to time participate in the Plan (each, a “Participant”).  Receipt of an Award under the Plan will not entitle an individual to receive a subsequent Award or Awards under the Plan.

5.                                      GRANT OF AWARDS

A Participant who is granted an Award will be entitled to a payment, if any, under the Award only if all conditions to payment have been satisfied in accordance with the Plan and the terms of the Award.  By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan.  The Administrator shall select the Participants, if any, who receive Awards for a Performance Period and, for each Award, shall establish the following:

(a)                                 the Performance Criterion or Criteria applicable to the Award;

(b)                                 the amount or amounts that will be payable (subject to adjustment in accordance with Section 6) if the Performance Criterion or Criteria are achieved in whole or in part; and

(c)                                  such other terms and conditions as the Administrator deems appropriate with respect to the Award.

6.                                      DETERMINATION OF PERFORMANCE; AMOUNT PAYABLE UNDER AWARDS

As soon as practicable after the end of a Performance Period, the Administrator will determine whether and to what extent, if at all, the Performance Criterion or Criteria applicable to each Award granted for the Performance Period have been satisfied.  The Administrator shall then determine the amount payable, if any, under each Award.  The Administrator may, in its sole and absolute discretion and with or without specifying its reasons for doing so, after determining the amount that would otherwise be payable under an Award for a Performance Period, reduce the actual payment, if any, to be made under such Award or, otherwise adjust the amount payable under such Award.  The Administrator may exercise the discretion described in the immediately preceding sentence either in individual cases or in ways that affect more than one Participant.  In each case, the Administrator’s discretionary determination, which may affect different Awards differently, will be binding on all parties.

7.                                      PAYMENT UNDER AWARDS

The Administrator shall determine the payment dates for Awards under the Plan.  Except as otherwise determined by the Administrator or as otherwise provided in this Section 7, all payments under the Plan will be made, if at all, not later than March 15th of the calendar year following the calendar year in which the Performance Period ends; provided, that the Administrator may authorize elective deferrals of any Award payments in accordance with the deferral rules of Section 409A of the Code.  Except as determined otherwise by the Administrator, an Award payment will not be made unless the Participant has remained employed with the Company and its subsidiaries through the date of payment.  Except as determined by the Administrator, Awards under the Plan are intended to qualify for exemption from Section 409A of the Code and shall be construed and administered accordingly.

8.                                      PAYMENT LIMITS

The maximum amount payable to any Participant in any calendar year will be $[•], which limitation, with respect to any such Awards for which payment is deferred in accordance with Section 7 above, shall be applied without regard to such deferral.

9.                                      TAX WITHHOLDING; LIMITATION ON LIABILITY

All payments under the Plan will be subject to reduction for applicable tax and other legally or contractually required withholdings.

10.                               AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, however, that except as otherwise expressly provided in the Plan, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted.

11.                               RECOVERY OF COMPENSATION

The Administrator may provide in any case that any outstanding Award and payments in respect of an Award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted violates (i) a non-competition, non-solicitation, confidentiality or other restrictive covenant by which he or she is bound or (ii) any Company policy applicable to the Participant that provides for forfeiture or disgorgement with respect to incentive compensation that includes Awards under the Plan.  In addition, the Administrator may require forfeiture and disgorgement to the Company of any outstanding Award and payments received in respect of any Award, with interest and other related earnings, to the extent required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended, and any applicable Company policy.

12.                               MISCELLANEOUS

(a)                                 Waiver of Jury Trial.  By accepting or being deemed to have accepted an Award under the Plan, to the maximum extent permitted by law, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury.  By accepting or being deemed to have accepted an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.  Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

(b)                                 Limitation of Liability.  Notwithstanding anything to the contrary in the Plan, neither the Company, nor any of its subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its subsidiaries, or the Administrator, will be liable to any

Participant or other person by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 409A of the Code or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award.

(c)                                  Governing Law.  Except as otherwise provided by the express terms of an Award agreement, the domestic substantive laws of New Jersey govern the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.  By accepting an Award, each Participant will be deemed to (i) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of New Jersey for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (ii) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of New Jersey; and (iii) waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

(d)                                 Other Compensation Arrangements.  The existence of the Plan or the grant of any Award will not affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

(e)                                  Rights Limited.  Nothing in the Plan may be construed as giving any person the right to be granted an Award or to continued employment or service with the Company or any of its subsidiaries.  The loss of existing Awards will not constitute an element of damages in the event of termination of employment for any reason, even if the termination is in violation of an obligation of the Company or any of its subsidiaries to the Participant.

(f)                                   Section 162(m).  To the extent applicable, Awards granted pursuant to the Plan are intended to be eligible for exemption from the limitations of Section 162(m) of the Code by reason of the post-initial public offering transition relief set forth in Section 1.162-27(f) of the Treasury Regulations.

(g)                                 Effective Date.  The Plan shall be effective upon adoption of the Plan by the Board of Directors and shall supersede and replace the Company’s annual cash bonus program with respect to Awards granted to eligible executive officers and employees for fiscal years beginning after the date of such adoption.